DT INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per-share amounts)

                                                      Three Months Ended
                                               September 28,       September 29,
                                                   1997                1996
                                               -------------       -------------
Income before extraordinary loss                 $   6,535           $   4,873

Extraordinary loss                                   1,200                 324
                                               -------------       -------------
Net income                                       $   5,335           $   4,549
                                               =============       =============
Primary:

  Weighted average number of
    shares outstanding                              11,302               9,005

  Add dilutive effect of stock options
    based on treasury stock method using
    average market price                               441                 297

  Add shares contingently issuable to
    the former owner of Kalish assuming
    maintenance of current earnings                    123                 114
                                               -------------       -------------
  Primary weighted average shares outstanding       11,866               9,416
                                               =============       =============
  Primary earnings per share before
    extraordinary loss                           $    0.55           $    0.52

  Extraordinary loss                                  0.10                0.04
                                               -------------       -------------
  Primary net income per share                   $    0.45           $    0.48
                                               =============       =============


Income before extraordinary loss                 $   6,535           $   4,873

Extraordinary loss                                   1,200                 325
                                               -------------       -------------
Net income                                           5,335               4,549

Interest expense on mandatorily
  redeemable convertible preferred
  securities, net of applicable
  income taxes                                         752
                                               -------------       -------------
Net income, adjusted                             $   6,087           $   4,549
                                               =============       =============
Fully Diluted:

  Weighted average number of shares outstanding     11,302               9,005

  Add dilutive effect of stock options based
    on treasury stock method using average
    market price or end of period, whichever
    is greater                                         447                 506

  Add shares contingently issuable to the
    former owner of Kalish assuming maximum
    future earnings                                    123                 118

  Assumed conversion of manditorily redeemable
    convertible preferred securities                 1,806
                                               -------------       -------------
                                                    13,678               9,629
                                               =============       =============
  Fully diluted earnings per share before
    extraordinary loss                           $    0.53           $    0.51 a

  Extraordinary loss                                  0.09                0.04 a
                                               -------------       -------------
  Fully diluted net income per share             $    0.44           $    0.47 a
                                               =============       =============

a The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, presentation on the income statement was not considered necessary.